Exhibit 99.2

CMP SUSQUEHANNA CORP.

OFFER TO EXCHANGE

$250,000,000 AGGREGATE PRINCIPAL AMOUNT OF
9 7/8% SENIOR SUBORDINATED NOTES DUE 2014,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
FOR ANY AND ALL OUTSTANDING
9 7/8% SENIOR SUBORDINATED NOTES DUE 2014

          , 2007

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

As described in the enclosed Prospectus, dated          , 2007 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), CMP Susquehanna Corp. (the “Company”), its parent, CMP Susquehanna Radio Holdings Corp. (the “Parent”), and certain subsidiaries of the Company (collectively with the Parent, the “Guarantors”) are offering to exchange (the “Exchange Offer”) up to $250,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Notes”), for a like aggregate principal amount of the outstanding 9 7/8% Senior Subordinated Notes due 2014 (the “Outstanding Notes”) upon the terms and subject to the conditions of the enclosed Prospectus and related Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof. The Outstanding Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal for the Outstanding Notes. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE

Enclosed are copies of the following documents:

1. The Prospectus;

2. The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

3. A form of Notice of Guaranteed Delivery; and

4. A form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining such client’s instruction regarding the Exchange Offer.

Your prompt action is requested. Please note that the Exchange Offer will expire at 12:00 a.m. midnight, New York City time, on          , 2007 (the “Expiration Date”), unless the Company otherwise extends the Exchange Offer.

To participate in the Exchange Offer, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of Wells Fargo Bank, National Association (the “Exchange Agent”), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Outstanding Notes pursuant to the Exchange Offer. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

WELLS FARGO BANK, N.A.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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